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                                                                     EXHIBIT 4.1

                                  NOVELIS INC.

                          7-1/4% SENIOR NOTES DUE 2015

                                    INDENTURE

                          Dated as of February 3, 2005

                         ------------------------------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   as Trustee



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            This INDENTURE dated as of February 3, 2005, is by and among Novelis
Inc., a corporation organized under the laws of Canada, each Subsidiary
Guarantor listed on the signature pages hereto and The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE").

            The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's unsecured senior notes issued from time to time under this Indenture (the "NOTES").

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. DEFINITIONS.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            "144A GLOBAL NOTE" means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in an aggregate denominational amount equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

            "ADDITIONAL ASSETS" means:

            (a) any Property (other than cash, Cash Equivalent and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

            (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause
      (b), such Restricted Subsidiary is primarily engaged in a Related
      Business.

            "ADDITIONAL NOTES" means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10, 3.06 and 3.09), issued under this Indenture in accordance with Sections 2.02 and 2.15, as part of the same series as the Initial Notes or as an additional series.

            "AFFILIATE" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (b) any other Person who is a director or officer of:

                        (1) such specified Person,

                        (2) any Subsidiary of such specified Person, or

                        (3) any Person described in clause (a) above.

            For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.14 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the

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Company and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof; provided, however, that Alcan shall not be deemed to be an Affiliate of the Company solely by virtue of the agreements it entered into with the Company in connection with the Reorganization Transactions.

            "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

            "ALCAN" means Alcan Inc., a corporation organized under the laws of Canada.

            "ALTERNATIVE CURRENCY" means any lawful currency other than U.S. dollars that is freely transferable into U.S. dollars.

            "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

            "APPROVED MEMBER STATES" means Belgium, France, Germany, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

            "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of the following:

                  (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

                  (b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,

                        (1) any disposition by a Restricted Subsidiary to the
            Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

                        (2) any disposition that constitutes a Permitted
            Investment or Restricted Payment permitted by Section 4.10,

                        (3) any disposition effected in compliance with the
            first or second paragraph of Section 5.01,

                        (4) any sale of accounts receivable and related assets
            (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to or by a Securitization Entity for the fair market value thereof,

                        (5) any sale pursuant to any Specified Post Closing
            Transactions;

                        (6) any sale of assets pursuant to a Sale and Leaseback
            Transaction, provided that neither the Company nor any Restricted Subsidiary shall, nor shall they permit any of their respective Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the aggregate amount of all rents paid or accrued under all such operating leases does not exceed $25.0 million in any fiscal year;

                        (7) any sale or disposition of cash or Cash Equivalents;

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                        (8) the granting of Liens not prohibited by this
            Indenture; and

                        (9) any disposition in a single transaction or a series
            of related transactions of assets for aggregate consideration of less than $10.0 million.

            "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

                  (b) in all other instances, the greater of:

                        (1) the Fair Market Value of the Property subject to
            such Sale and Leaseback Transaction, and

                        (2) the present value (discounted at the interest rate
            borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "AVERAGE LIFE" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (b) the sum of all such payments.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any other U.S. federal or state law relating to bankruptcy, insolvency, winding up, liquidation, receivership, reorganization or relief of debtors, or the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law relating to, or the law of any other jurisdiction relating to, bankruptcy, insolvency, winding up, liquidation, receivership, reorganization or relief of debtors.

            "BOARD OF DIRECTORS" means the board of directors of the Company.

            "BOARD RESOLUTION" of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification.

            "BUSINESS DAY" means any day other than a Legal Holiday.

            "CANADIAN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is organized under the laws of Canada or any province thereof.

            "CAPITAL LEASE OBLIGATIONS" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without

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payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

            "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

            "CAPITAL STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.

            "CAPITAL STOCK SALE PROCEEDS" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result thereof.

            "CASH EQUIVALENTS" means any of the following:

                        (a) securities issued or fully guaranteed or insured by
            the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing maturing within 365 days of the date of acquisition thereof;

                        (b) time deposit accounts, certificates of deposit,
            eurocurrency time deposits, overnight bank deposits, money market deposits and bankers' acceptances maturing within 365 days of the date of acquisition thereof and issued by a bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least "A-1" by S&P or "P-1" by Moody's (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) or the "R-1" category by the Dominion Bond Rating Service Limited and has capital, surplus and undivided profits aggregating in excess of $500 million;

                        (c) shares of any money market fund that (i) has at
            least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets that exceed $500 million and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's;

                        (d) repurchase obligations with a term of not more than
            30 days for underlying securities of the types described in clause
            (a) entered into with:

                        (1) a bank meeting the qualifications described in
            clause (b) above, or

                        (2) any primary government securities dealer reporting
            to the Market Reports Division of the Federal Reserve Bank of New York;

                        (e) commercial paper issued by a corporation (other than
            an Affiliate of the Company) with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating

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            organization" (as defined in Rule 436 under the Securities Act)) or in the "R-1" category by the Dominion Bond Rating Service Limited;
            and

                        (f) direct obligations (or certificates representing an
            ownership interest in such obligations) of any state of the United States or the District of Columbia or any political subdivision or instrumentality thereof (including any agency or instrumentality thereof) or any province of Canada (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state or province is pledged and maturing within 365 days of the date of acquisition thereof, provided that the long-term debt of such state, province or political subdivision is rated, in the case of a state of the United States, one of the two highest ratings from Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), or the "R-1" category by the Dominion Bond Rating Service Limited;

      provided, however, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (e) of this definition to the extent that such obligations have a credit rating equal to the sovereign rating of such jurisdiction.

            "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

            (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

            (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

            (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction; or

            (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the

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beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

            (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

            "CLEARSTREAM" means Clearstream Banking S.A. and any successor thereto.

            "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMODITY PRICE PROTECTION AGREEMENT" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

            "COMPANY" means Novelis Inc. and any successor thereto.

            "COMPARABLE TREASURY ISSUE" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

            "COMPARABLE TREASURY PRICE" means, with respect to any redemption date:

            (a) the average of the bid and ask prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

            (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

            "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

                  (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

                  (b) all current maturities of long-term Debt.

            "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of:

                  (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

                  (b) Consolidated Interest Expense for such four fiscal quarters;

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                  provided, however, that:

                        (1) if

                              (A) since the beginning of such period the Company
                  or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                              (B) the transaction giving rise to the need to
                  calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

            Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                        (2)   if

                              (A) since the beginning of such period the Company
                  or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                              (B) the transaction giving rise to the need to
                  calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                              (C) since the beginning of such period any Person
                  (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

            If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

                  (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

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                  (b) amortization of debt discount and debt issuance cost,
      including commitment fees,

                  (c) capitalized interest,

                  (d) non-cash interest expense,

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

                  (f) net costs associated with Hedging Obligations (including amortization of fees),

                  (g) Disqualified Stock Dividends,

                  (h) Preferred Stock Dividends,

                  (i) interest Incurred in connection with Investments in discontinued operations,

                  (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

                  (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

            "CONSOLIDATED NET INCOME" means, for any period, the net income
(loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                        (1) subject to the exclusion contained in clause (c)
            below, equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

                        (2) the equity of the Company and its consolidated
            Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                        (1) subject to the exclusion contained in clause (c)
            below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other

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            distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

                          (2) the equity of the Company and its consolidated
            Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                        (c) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

                        (d) any extraordinary gain or loss,

                        (e) the cumulative effect of a change in accounting principles, and

                        (f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

            Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

            "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

                  (a) the excess of cost over fair market value of assets or businesses acquired;

                  (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

                  (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

                  (e) treasury stock;

                  (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

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                  (g) Investments in and assets of Unrestricted Subsidiaries.

            "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02, or such other address as to which the Trustee may give notice to the Company.

            "CREDIT FACILITIES" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) or indentures, in each case, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof.

            "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

            "CUSTODIAN" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "DEBT" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any) in respect of:

                        (1) debt of such Person for money borrowed, and

                        (2) debt evidenced by notes, debentures, bonds or other
            similar instruments for the payment of which such Person is responsible or liable;

                  (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                  (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

            The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                        (1) zero if such Hedging Obligation has been Incurred
            pursuant to clause (f), (g) or (h) of the second paragraph of
            Section 4.09, or

                        (2) the notional amount of such Hedging Obligation if
            not Incurred pursuant to such clauses.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "DEPOSITARY" means, with respect to any Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "DISQUALIFIED STOCK" means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

            "DISQUALIFIED STOCK DIVIDENDS" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

            "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day distribution compliance period set forth in Rule 903(b)(2)(ii) of Regulation S.

            "DOLLAR EQUIVALENT" of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. dollars as determined by the Trustee using any method of determination it deems appropriate.

            "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

                  (a) the sum of Consolidated Net Income for such period, plus

                        (1) any provision for taxes based on income or profits,

                        (2) Consolidated Interest Expense,

                        (3) loss from extraordinary items,

                        (4) depreciation, depletion and amortization expenses,

                        (5) all other non-cash expenses, charges and losses that
            are not payable in cash in any subsequent period, and

                        (6) non-recurring cash restructuring expenses, charges
            and losses, minus

                  (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income for such period, but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets, (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (5) above by reason of a decrease in the value of any Capital Stock or Capital Stock Equivalent.

            Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

            "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

            "EVENT OF DEFAULT" has the meaning set forth under Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE NOTES" means the notes issued in exchange for the Initial Notes or any Additional Notes issued pursuant to the Registration Rights Agreement or any similar registration rights agreement with respect to any Additional Notes.

            "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

            "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

            "FAIR MARKET VALUE" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                  (a) if such Property has a Fair Market Value equal to or less than $50.0 million, by any Officer of the Company, or

                  (b) if such Property has a Fair Market Value in excess of $50.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction, delivered to the Trustee.

            "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

            (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

            (b) the statements and pronouncements of the Financial Accounting Standards Board,

            (c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

            (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

            "GLOBAL NOTE" OR "GLOBAL NOTES" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2.

            "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "GOVERNMENTAL AUTHORITY" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

            "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

            (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

      provided, however, that the term "Guarantee" shall not include:

                        (1) endorsements for collection or deposit in the
                  ordinary course of business, or

                        (2) a contractual commitment by one Person to invest in
                  another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause
                  (a), (b) or (c) of the definition of "Permitted Investment."

            The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

            "HOLDER" means a Person in whose name a Note is registered in the Security Register.

            "IAI GLOBAL NOTE" means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in an aggregate denominational amount equal to the outstanding principal amount of the Notes issued or sold to Institutional Accredited Investors or other Persons entitled to hold beneficial interests in an IAI Global Note, if any.

            "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

            "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

            "INDENTURE" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9.

            "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "INITIAL NOTES" means $1.4 billion aggregate principal amount of Notes issued under this Indenture on the date hereof.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INTEREST PAYMENT DATES" shall have the meaning set forth in paragraph 1 of each Note.

            "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

            "INVESTMENT" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.16 and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

            In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

            "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

            "INVESTMENT GRADE STATUS" shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.

            "ISSUE DATE" means the date on which the Notes are initially issued pursuant to this Indenture.

            "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Atlanta, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

            "LETTER OF TRANSMITTAL" means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders for use by such Holders in connection with an Exchange Offer.

            "LIEN" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

            "MATURITY DATE" means February 15, 2015.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "NET AVAILABLE CASH" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                  (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

                  (c) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

                  (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

            "NKL" means Novelis Korea Ltd.

            "NOTES" has the meaning ascribed to it in the preamble hereto, and includes the Initial Notes and the Exchange Notes.

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

            "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer or any other executive officer the Company.

            "OFFICERS' CERTIFICATE" means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

            "OPINION OF COUNSEL" means a written opinion, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

            "PERMITTED INVESTMENT" means any Investment by the Company or a Restricted Subsidiary in:

                  (a) the Company or any Restricted Subsidiary;

                  (b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                  (c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

                  (d) Cash Equivalents;

                  (e) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                  (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (g) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $15.0 million in the aggregate at any one time outstanding;

                  (h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                  (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.12, or (B) any disposition of Property not constituting an Asset Sale;

                  (j) any Persons made for Fair Market Value that do not exceed 5% of Consolidated Net Tangible Assets in the aggregate outstanding at any one time;

                  (k) a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

                  (l) any Specified Post Closing Transactions; and

                  (m) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

            "PERMITTED LIENS" means:

                  (a) Liens to secure Debt permitted to be Incurred under clause
      (b) of the second paragraph of Section 4.09 and other Obligations related thereto;

            (b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of Section 4.09 and other Obligations related thereto; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

            (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings timely instituted and diligently pursued, provided that any reserve or other appropriate provision that shall be required in accordance with GAAP shall have been established with respect thereto;

            (d) Deposit account banks' rights of set-off, Liens of landlords arising by statute, Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

            (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

            (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

            (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

            (h) pledges or deposits by the Company or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

            (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

            (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

            (k) Liens not otherwise described in clauses (a) through (k) above on the Property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to Section 4.09;

            (l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g), or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                  (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b),
      (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

            (m) Liens on accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" transferred to a Securitization Entity in a Qualified Securitization Transaction;

            (n) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (o) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (p) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business other than through a Capital Lease;

            (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

            (r) licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any respect with the ordinary conduct of such Person's business;

            (s) Liens arising out of conditional sale, retention, consignment or similar arrangement, incurred in the ordinary course of business, for the sale of goods; and

            (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished.

            "PERMITTED REFINANCING DEBT" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                        (1) the aggregate principal amount (or if Incurred with
            original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                        (2) an amount necessary to pay any fees and expenses,
            including premiums and defeasance costs, related to such Refinancing,

                  (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

                  (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

                  provided, however, that Permitted Refinancing Debt shall not include:

                  (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

                  (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

            "PERSON" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

            "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

            "PREFERRED STOCK DIVIDENDS" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

            "PRINCIPAL PROPERTY" means any manufacturing plant or facility owned by the Company and/or one or more Restricted Subsidiaries having a gross book value in excess of 1.5% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

            "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

            "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

            "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

            "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

            "PURCHASE MONEY DEBT" means Debt:

                  (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

                  (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

      provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

            "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Debt owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "RATING AGENCIES" means Moody's and S&P.

            "REFERENCE TREASURY DEALER" means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

            "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

            "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date, between the Company and the Subsidiary Guarantors, or any similar agreement with respect any Additional Notes.

            "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of the Note.

            "REGULATION S" means Regulation S promulgated under the Securities Act as Regulation S.

            "REGULATION S GLOBAL NOTE" means one or more Regulation S Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in an aggregate denominational amount equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

            "RELATED BUSINESS" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

            "REORGANIZATION TRANSACTIONS" means the transactions pursuant to which the Company acquired the majority of Alcan's aluminum rolled products business prior to the Issue Date, and the related financing transactions each as described in the offering memorandum related to the offering of the Initial Notes.

            "REPAY" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

            "RESTRICTED PAYMENT" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for (i) any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or (iii) payments of up to $13.0 million required to be paid as a priority payment to Taihan Electric Wire Co., Ltd. under the constituent documents of NKL;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

                  (d) any Investment (other than Permitted Investments) in any Person.

            "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend.

            "RESTRICTED GLOBAL NOTES" means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "RULE 144" means Rule 144 promulgated under the Securities Act.

            "RULE 144A" means Rule 144A promulgated under the Securities Act.

            "RULE 903" means Rule 903 promulgated under the Securities Act.

            "RULE 904" means Rule 904 promulgated under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor to the rating agency business thereof.

            "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIZATION ENTITY" means any wholly owned Subsidiary of the Company or any Restricted Subsidiary (or another Person in which the Company or any Restricted Subsidiary make an Investment and to which the Company or any Restricted Subsidiary transfers accounts receivable and related assets) (a) which engages in no activities other than in connection with the financing of accounts receivable or related assets, (b) which is designated by the Board of Directors (as provided below) as a Securitization Entity, (c) no portion of the Debt or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity, (ii) is recourse to or obligates the Company or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Restricted Subsidiary, (d) with which none of the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Restricted Subsidiary, and (e) to which none of the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "SENIOR CREDIT FACILITY" means the credit agreement, dated as of January 7, 2005, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures or otherwise.

            "SENIOR DEBT" of the Company means:

            (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

                        (1) Debt of the Company for borrowed money, and

                        (2) Debt of the Company evidenced by notes, debentures,
                  bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

            (b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

            (c)   all obligations of the Company

                        (1) for the reimbursement of any obligor on any letter
                  of credit, banker's acceptance or similar credit transaction,

                        (2) under Hedging Obligations, or

                        (3) issued or assumed as the deferred purchase price of
                  Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

            (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as guarantor;

      provided, however, that Senior Debt shall not include:

                  (A) Debt of the Company that is by its terms subordinate in right of payment to the Notes including any Subordinated Debt;

                  (B) any Debt Incurred in violation of the provisions of this
            Indenture;

                  (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

                  (D) any liability for Federal, state, local or other taxes owed or owing by the Company;

                  (E) any obligation of the Company to any Subsidiary; or

                  (F) any obligations with respect to any Capital Stock of the
            Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            "SENIOR DEBT" of any Subsidiary Guarantor has a correlative meaning to Senior Debt of the Company.

            "SEPARATION AGREEMENT" means the Separation Agreement between the Company and Alcan, dated as of December 31, 2004, as in effect on such date.

            "SHELF REGISTRATION STATEMENT" means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as provided for in the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X pursuant to the Exchange Act.

            "SPECIAL INTEREST" has the meaning set forth in the Registration Rights Agreement relating to amounts to be paid in the event the Company fails to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term "interest" shall include Special Interest, if any, with respect to the Notes.

            "SPECIFIED POST CLOSING TRANSACTIONS" means the payment by the Company or any Restricted Subsidiary to (i) Alcan of cash consideration for the transfer of certain equity interests in Germany to the Company or a Subsidiary of the Company; (ii) Alcan for reimbursement of the payment of

Canadian transfer taxes in connection with the transfer of certain real property in Canada to the Company; (iii) United Kingdom and Malaysian governmental authorities for stamp duties payable in connection with the transfer of certain equity interests and real property in the United Kingdom and Malaysia to the Company or a Subsidiary of the Company; (iv) South Korean governmental authorities for Taxes payable in connection with the transfer of certain equity interests in South Korea to the Company or a Subsidiary of the Company; and (v) Alcan Holdings Switzerland AG of a cash price adjustment relating to the sale of certain Swiss assets to the Company or a Subsidiary of the Company.

            "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction so long as none of the same constitute Debt, a Guarantee or otherwise require the provision of credit support.

            "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "SUBORDINATED DEBT" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

            "SUBSIDIARY," means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which an aggregate of 50% or more of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

            (a)   such Person,

            (b)   such Person and one or more Subsidiaries of such Person, or

            (c)   one or more Subsidiaries of such Person.

            "SUBSIDIARY GUARANTOR" means: (a) each Canadian Restricted Subsidiary and U.S. Restricted Subsidiary; (b) Novelis do Brasil Ltda, Novelis UK Ltd., Novelis Europe Holdings Ltd., Novelis Aluminum Holdings Company, Novelis Deutschland GmbH, Novelis Valais S.A., Novelis Technology AG and Novelis AG; and (c) any other Person that becomes a Subsidiary Guarantor pursuant to
Section 4.18 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guaranty.

            "SUBSIDIARY GUARANTY" means the guarantee of the Notes by each of the Subsidiary Guarantors pursuant to Article 10 and in the form of the Notation of Guarantee attached as Exhibit E.

            "SURVIVING PERSON" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

            "TAXES" means any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

            "TAXING JURISDICTION" means (i) with respect to any payment made under the Notes, any jurisdiction (or any political subdivision thereof or therein) in which the Company, or any of its successors, are organized or resident for tax purposes or conduct of business, or from or through which payment is made and (ii) with respect to any payment made by a Subsidiary Guarantor, any jurisdiction (or any political subdivision thereof or therein) in which such Subsidiary Guarantor is organized or resident for tax purposes or conduct of business, or from or through which payment is made.

            "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

            "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "UNRESTRICTED DEFINITIVE NOTES" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

            "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

            "UNRESTRICTED SUBSIDIARY" means:

            (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to
      Section 4.16 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

            (b) any Subsidiary of an Unrestricted Subsidiary.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "VOTING STOCK" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "WHOLLY OWNED RESTRICTED SUBSIDIARY" means, at any time, a Restricted Subsidiary all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02. OTHER DEFINITIONS.

                                                                         Defined in
Term                                                                       Section
----                                                                     ----------
"Acceleration Notice"............................................           6.02
"Affiliate Transaction"..........................................           4.14
"Additional Amounts".............................................           4.19

"Authentication Order"...........................................         2.02(d)
"Base Currency"..................................................         12.14
"Benefited Party"................................................         10.01
"Brazilian Guarantor"............................................         10.01
"Change of Control Amount".......................................         4.17
"Change of Control Offer"........................................         4.17
"Change of Control Payment"......................................         4.17
"Covenant Defeasance"............................................         8.03
"cross acceleration provisions"..................................         6.01(e)
"DTC"............................................................         2.03
"Engagement Letter:..............................................         7.04
"Event of Default"...............................................         6.01
"Excluded Holder"................................................         4.19
"Fifth Anniversary"..............................................         4.12(e)
"Judgment Currency"..............................................         12.14
"judgment default provisions"....................................         6.01(f)
"Legal Defeasance"...............................................         8.02
"losses".........................................................         7.07
"Offer Amount"...................................................         3.09
"Offer Period"...................................................         3.09
"Offer to Purchase"..............................................         3.09
"Paying Agent"...................................................         2.06
"Prepayment Offer"...............................................         4.12
"Purchase Date"..................................................         3.09
"Purchase Price".................................................         3.09
"Registrar"......................................................         2.03
"security default provisions"....................................         6.01(j)
"Security Register" .............................................         2.03
"Suspension Period"..............................................         4.20(b)
"Unoffered Excess Proceeds"......................................         4.12(e)

Section 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            (b) The following TIA terms are formulated in this Indenture as follows:

            "INDENTURE SECURITIES" under the TIA means the Notes and the Subsidiary Guaranties;

            "INDENTURE SECURITY HOLDER" under the TIA means a Holder of a Note;

            "INDENTURE TO BE QUALIFIED" under the TIA means this Indenture;

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" under the TIA means the Trustee; and

            "OBLIGOR" under the TIA means the Company and any successor obligor upon the Notes.

            (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA or by another statute or Commission rule, as applicable.

Section 1.04 RULES OF CONSTRUCTION.

            (a) Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive, unless the context otherwise provides;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                  (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  (vii) "including" means "including without limitation;"

                  (viii) provisions apply to successive events and transactions; and

                  (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.

                                   THE NOTES.

Section 2.01. FORM AND DATING.

            (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, trading market or depository rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) FORM OF NOTES. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

            (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

            (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

            (e) CERTIFICATED SECURITIES. The Company shall exchange Global Notes for Definitive Notes if: (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, or (ii) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

            Upon the occurrence of any of the events set forth in clauses (e)(i) or (e)(ii) of this Section 2.01, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

            Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this
Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02. EXECUTION AND AUTHENTICATION.

            (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

            (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

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

            (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

            (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for issuance.

            (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03. REGISTRAR AND PAYING AGENT.

            (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register (the "SECURITY REGISTER") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(g) and (h) relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. HOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06. TRANSFER AND EXCHANGE.

            (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(e), Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f).

            (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (b)(i) or (b)(ii) of this Section 2.06, as applicable, as well as one or more of the other following clauses, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures or set forth in the Private Placement Legend, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
      (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
      Section 2.06(h).

                  (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                  (B) such transfer is effected pursuant to a Shelf Registration
            Statement in accordance with a Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the first two paragraphs of the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to clause (b)(iv)(B)
            or (b)(iv) (D) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (b)(iv)(B) or (b)(iv) (D) of this Section 2.06.

                  (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

            (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

                  (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            "Non-U.S. Person" in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof,
      the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this
      Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to an
            Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                  (B) such transfer is effected pursuant to a Shelf Registration
            Statement in accordance with a Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with

      Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

                  (iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii), the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with
      Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the first two paragraphs of the Private Placement Legend.

            (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

                  (i) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a "non-U.S. Person" in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (d)(i)(B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of, in the case of clause (d)(i)(A) of this
      Section 2.06, the appropriate Restricted Global Note, in the case of clause (d)(i)(B) of this Section 2.06, a 144A Global Note, in the case of clause (d)(i)(C) of this Section 2.06, a Regulation S Global Note, and in all other cases, a IAI Global Note.

                  (ii) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to an
            Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                  (B) such transfer is effected pursuant to a Shelf Registration
            Statement in accordance with a Registration Rights Agreement;

                  (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Restricted Definitive Note
                  proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the first two paragraphs of the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the clauses in this
      Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to
      Section 2.06(h) the aggregate principal amount of one of the Unrestricted Global Notes.

                  (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) of this Section 2.06 at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, a
            certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

                  (ii) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an

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

      Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to an
            Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to a Shelf
            Registration Statement in accordance with a Registration Rights Agreement;

                  (C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the first two paragraphs of the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the clauses of this
      Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

                  (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

            (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if

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

delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount. All Restricted Definitive Notes tendered shall be delivered to the Trustee for cancellation.

            (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                  (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
      (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER

      INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE NOTES SHALL NOT TRADE THE NOTES IN OR TO A PERSON IN ANY PROVINCE OF CANADA BEFORE JUNE 4, 2005, WHICH DATE IS FOUR MONTHS AND A DAY AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES."

                  (B) Notwithstanding the foregoing, any Global Note or
             Definitive Note issued pursuant to clauses (b)(iv), (c)(ii),
             (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
             Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the first two paragraphs of the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the

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

aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.17 and 9.05).

                  (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  (iii) Neither the Registrar nor the Company shall be required
      (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

                  (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

                  (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07. REPLACEMENT NOTES.

            If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver in exchange therefore a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Company and the Trustee, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Trustee or the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

            Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be

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

entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. OUTSTANDING NOTES.

            (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(c).

            (b) If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

            (c) If the principal amount of any Note is considered paid under
Section 4.01, it shall cease to be outstanding and interest on it shall cease to accrue.

            (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. TEMPORARY NOTES.

            Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11. CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs

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

them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. PAYMENT OF INTEREST; DEFAULTED INTEREST.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. In such event, the Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment and shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before any such special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13. SPECIAL INTEREST.

            If Special Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

Section 2.14. CUSIP OR ISIN NUMBERS.

            The Company in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

Section 2.15. ISSUANCE OF ADDITIONAL NOTES

            The Company shall be entitled, subject to its compliance with
Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

            With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

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

            (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

            (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16. RECORD DATE.

            The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

Section 2.17. PRO RATA PAYMENTS.

            If on any given day the Company makes a payment to the Paying Agent or the Trustee in respect of the Notes and such payment is not sufficient to pay all amounts due and payable on such date in respect of such Notes, such payment shall be applied to the amounts then due and payable on the subject Notes on a pro rata basis based on the amounts then due and payable on such Notes.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01. NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the calculation of the redemption price but need not include the redemption price itself.

Section 3.02. SELECTION OF NOTES TO BE REDEEMED.

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

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

Section 3.03. NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address appearing in the Security Register.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers' Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date unless clause (2) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate should be delivered on the redemption date;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. DEPOSIT OF REDEMPTION PRICE.

            On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the

Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d), whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. OPTIONAL REDEMPTION.

            (a) Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Notes will not be redeemable at the option of the Company prior to February 15, 2010. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under Section 3.03. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

                                                                    REDEMPTION
YEAR                                                                  PRICE
----                                                                ----------
2010..............................................................   103.625%
2011..............................................................   102.417%
2012..............................................................   101.208%
2013 and thereafter...............................................   100.000%

            (b) At any time prior to, February 15, 2010, the Company may from time to time redeem all or any portion of the Notes after giving the required notice under Section 3.03 at a redemption price equal to the greater of:

                  (i) 100% of the principal amount of the Notes to be redeemed, and

                  (ii) the sum of the present values of (1) the redemption price of the Notes at February 15, 2010 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through February 15, 2010, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            (c) At any time and from time to time prior to February 15, 2008, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Notice of any such redemption shall be made within 90 days of such Public Equity Offering and such redemption shall be effected upon not less than 30 nor more than 60 days' prior notice to the Holders as provided in Section 3.03.

            (d) The Company may, at its option, at any time redeem in whole but not in part the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has become obligated to pay any Additional Amounts in respect of the Notes as a result of:

                  (i) any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or

                  (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

            (e) Any redemption to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08. SINKING FUND.

            The Company shall not be required to make sinking fund payments for the Notes.

Section 3.09. OFFER TO PURCHASE PROCEDURES.

            (a) In the event that, pursuant to Section 4.12 or 4.17, the Company shall be required to commence a Prepayment Offer or a Change of Control Offer (each, an "OFFER TO PURCHASE"), it shall follow the procedures specified below.

            (b) The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

            (c) The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

                  (i) that the Offer to Purchase is being made pursuant to this
      Section 3.09, Section 4.12 or Section 4.17, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control (including, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control), and that a Change of Control Offer is being made pursuant to Section 4.17;

                  (ii) the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.17, as the case may be (the "OFFER AMOUNT"), the purchase price set forth in Section 4.12 or Section 4.17, as the case may be (the "PURCHASE PRICE"), the Offer Period and the Purchase Date (each as defined below);

                  (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

                  (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                  (vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

                  (vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

                  (viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (ix) that, in the case of a Prepayment Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                  (x) that Holders whose Notes were purchased in part shall be issued replacement Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                  (xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

            (d) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control except to the extent that a longer period is required by applicable law) after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

            (e) On or prior to the Purchase Date, the Company shall, to the extent lawful:

                  (i) accept for payment (on a pro rata basis to the extent necessary in connection with a Prepayment Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

                  (ii) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

            (f) The Paying Agent (or the Company, if acting as the Paying Agent) shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new
Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with
Section 2.02, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

            (g) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest on any Note shall be paid to the Person in whose name such Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

            (h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.17, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12 or 4.17, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

            (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. PAYMENT OF NOTES.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than two (2) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Company shall pay Special Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

            Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest that is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Company hereby designates the office of the Trustee located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust) as one such office, drop facility or agency of the Company in accordance with
Section 2.03.

Section 4.03. REPORTS.

            The Company shall provide the Trustee and Holders of Notes, within 15 days after it files with, or furnishes to, the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the Commission pursuant to this Indenture. Regardless of whether the Company is required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with, or furnish to, the Commission and provide the Trustee and Holders of Notes:

            (a) within 90 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), an annual report containing substantially the same information required to be contained in Form 10-K or Form 20-F (or any successor form) that would be required if the Company were subject to the reporting requirements of Section 13 or 15(d)) of the Exchange Act, and

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the Commission may in the future prescribe), a quarterly report containing substantially the same information required to be contained in Form 10-Q (or any successor form) that would be required if the Company were organized in the United States and subject to the reporting requirements of Section 13 or 15(d)) of the Exchange Act.

provided, however, that the Company shall not be so obligated to file any of the foregoing reports with the Commission if the Commission does not permit such filings.

Section 4.04. COMPLIANCE CERTIFICATE.

            The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that to the best of his or her knowledge, after due inquiry, the Company, the Subsidiary Guarantors and their respective Subsidiaries have observed, performed and fulfilled each covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, including Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. TAXES.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06. STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. CORPORATE EXISTENCE.

            Subject to Article 5 and Section 10.04, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if an Officer or the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08. PAYMENTS FOR CONSENT.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09. LIMITATION ON DEBT.

            The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

            (1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00: 1.00, or

            (2) such Debt is Permitted Debt.

            The term "Permitted Debt" is defined to include the following:

            (a) (i) Debt of the Company evidenced by the Initial Notes issued pursuant to this Indenture and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes and (ii) Debt of the Subsidiary Guarantors evidenced by Subsidiary Guaranties relating to the Initial Notes and the Exchange Notes issued in exchange for such Notes and in exchange for any Additional Notes;

            (b) Debt of the Company or a Restricted Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $2.1 billion, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to Section 4.12;

            (c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                  (1) the aggregate principal amount of such Debt does not
            exceed the cost of construction, acquisition or improvement of the Property acquired, constructed or leased together with the reasonable costs of acquisition, and

                  (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed 5% of Consolidated Net Tangible Assets;

            (d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

            (e) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this Section 4.09;

            (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

            (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

            (h) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

            (i) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

            (j) Debt Incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings);

            (k) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (j) of this
      Section 4.09 (including in such clauses (a) through (j), but not limited to, any Debt incurred under Credit Facilities prior to the Issue Date);

            (l) Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $150.0 million; and

            (m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph and clauses (a), (c) and (k) of this Section 4.09.

            Notwithstanding anything to the contrary contained in this covenant, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.

            For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) of this
Section 4.09 or is entitled to be incurred pursuant to clause (l) of the first paragraph of this of this Section 4.09, the Company shall, in its sole discretion, classify (and may later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant; provided, however, that any incurrences of Debt under Credit Facilities prior to the Issue Date shall be treated as having been incurred under clause (b) of this
Section 4.09.

Section 4.10. LIMITATION ON RESTRICTED PAYMENTS.

            The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

            (a) a Default or Event of Default shall have occurred and be continuing,

            (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.09, or

            (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

                  (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been provided (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                  (2) 100% of the Capital Stock Sale Proceeds, plus

                  (3) the sum of:

                        (A) the aggregate net cash proceeds received by the
                  Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                        (B) the aggregate amount by which Debt (other than
                  Subordinated Debt) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                        (x) any such Debt issued or sold to the Company or a
                  Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                        (y) the aggregate amount of any cash or other Property
                  distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

                  (4) an amount equal to the sum of:

                        (A) the net reduction in Investments in any Person other
                  than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                        (B) the portion (proportionate to the Company's equity
                  interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

            Notwithstanding the foregoing limitation, the Company may:

            (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

                  (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                  (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

            (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

            (d) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year and such repurchases shall be included in the calculation of the amount of Restricted Payments;

            (e) make payments in connection with the consummation of the Reorganization Transactions of not more than $2.7 billion in the aggregate to Alcan and its subsidiaries as contemplated in the offering memorandum related to the issuance of the Initial Notes; provided that such payment shall be excluded from the calculation of the amount of Restricted Payments;

            (f) make payments in connection with Specified Post Closing Transactions; and

            (g) make other Restricted Payments in an aggregate amount after the Issue Date not to exceed $75.0 million.

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Section 4.11. LIMITATION ON LIENS.

            (a) Prior to the Notes achieving Investment Grade Status and during any period other than a Suspension Period (and during any period that this paragraph shall apply when there is no election by the Company pursuant to the following paragraph), the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

            (b) After the Notes achieve Investment Grade Status and during any Suspension Period, the Company may elect by written notice to the Trustee and the Holders to be subject to this clause (b) in lieu of clause (a) of this
Section 4.11. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien securing Debt (other than Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) (each inclusive) of the definition of "Permitted Liens") upon (1) any Principal Property of the Company or any Restricted Subsidiary, (2) any Capital Stock of a Restricted Subsidiary or (3) any Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such other obligations are no longer secured by such lien. Notwithstanding the foregoing, after the Notes achieve Investment Grade Status and during a Suspension Period, the Company and its Restricted Subsidiaries will be permitted to create, incur, assume or suffer to exist Liens, and renew, extend or replace such Liens, in each case without complying with the foregoing; provided that the aggregate amount of all Debt of the Company and its Restricted Subsidiaries outstanding at such time that is secured by these Liens (other than (1) Debt secured solely by Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) (each inclusive) of the definition of "Permitted Liens," (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) plus the aggregate amount of all Attributable Debt of the Company and our Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under Section 4.15), would not exceed the greater of 10% of Consolidated Net Tangible Assets, determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished and $400,000,000.

Section 4.12. LIMITATION ON ASSET SALES.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                  (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

                  (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of any one or a combination of the following: (A) cash, Cash Equivalents or Additional Assets, (B) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, or (C) securities, notes or other obligations received by the Company or such Restricted Subsidiary to the extent such securities, notes or other obligations are converted by the Company or such Restricted Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale;

                  (iii) no Default or Event of Default would occur as a result of such Asset Sale; and

                  (iv) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (iii).

            (b) The Net Available Cash (or any portion thereof, if any) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                  (i) to Repay Senior Debt of the Company or any Subsidiary Guarantor or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

                  (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

            (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced and for which binding contractual commitments have been entered into prior to the end of such 365-day period and that shall not have been completed or abandoned, shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

            (d) When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to repurchase (the "PREPAYMENT OFFER") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount (of a minimum $1,000 or any integral multiple thereof) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero; provided, however, that the amount of the Unoffered Excess Proceeds (as defined herein) shall constitute Excess Proceeds in respect of the Notes for purposes of the first Prepayment Offer that is made after the Fifth Anniversary (as defined herein)

                  (A) The term "Allocable Excess Proceeds" shall mean the product of:

                        (1)   the Excess Proceeds; and

                        (2)   a fraction,

                        (x) the numerator of which is the aggregate principal
                  amount of the Notes outstanding on the date of the Prepayment Offer, and

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

                        (y) the denominator of which is the sum of the aggregate
                  principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

            Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

            (e) Notwithstanding the foregoing, in no event shall the Company be required to repurchase or make a Prepayment Offer or Prepayment Offers (including, with respect to the proceeds of an Asset Sale arising from the issuance of shares of the Capital Stock of any Restricted Subsidiary) to purchase more than 25% of the original aggregate principal amount of the Notes on or prior to the fifth anniversary of the Issue Date (the "FIFTH ANNIVERSARY"). If the aggregate Allocable Excess Proceeds (disregarding any resetting to zero pursuant to Section 4.12(d)) resulting from Asset Sales occurring on or prior to the Fifth Anniversary that, but for the first sentence of this paragraph, the Company would be required to apply to repurchase or make an offer to purchase Notes, exceed 25% of the original aggregate principal amount of the Notes, then, subject to and in accordance with the procedures set forth in this Section 4.12(e), within five Business Days after the Fifth Anniversary the Company shall make a Prepayment Offer for the Notes in an amount equal to such excess ("UNOFFERED EXCESS PROCEEDS").

            (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Section 4.13. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

            (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

            (b) make any loans or advances to the Company or any other Restricted Subsidiary; or

            (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

            (1) to restrictions or encumbrances existing under or by reason of:

                  (A) agreements in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, this Indenture, the Subsidiary Guaranties and the

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

            Senior Credit Facility), and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements to which they relate as in place on the Issue Date,

                  (B) Debt or Capital Stock of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary or at the time it merges with or into the Company or a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition,

                  (C) the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole to the holders of Notes than those under the agreement evidencing the Debt so Refinanced,

                  (D) any applicable law, rule, regulation or order,

                  (E) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Debt being refinanced,

                  (F) Liens securing obligations otherwise permitted to be
            incurred under the provisions of the covenant described above under the caption Section 4.11 or Section 4.16 that limit the right of the debtor to dispose of the assets subject to such Liens,

                  (G) customary provisions limiting or prohibiting the
            disposition or distribution of assets or property in joint venture agreements, asset sale agreements, Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation or prohibition is applicable only to the assets that are the subject of such agreements,

                  (H) restrictions on cash or other deposits or net worth
            imposed by customers or lessors under contracts or leases entered into in the ordinary course of business, or

                  (I) arising under Debt or other contractual requirements of a
            Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; and

            (2) with respect to clause (c) only, to restrictions or encumbrances:

                  (A) relating to Debt that is permitted to be Incurred and
            secured without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenants described under Section 4.09 and
            Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

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

                  (B) encumbering Property at the time such Property was
            acquired by the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

                  (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                  (D) customary restrictions contained in any asset purchase, stock purchase, merger or other similar agreement, pending the closing of the transaction contemplated thereby, or

                  (E) customary restrictions contained in joint venture
            agreements entered into in the ordinary course of business in good faith.

Section 4.14. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION"), unless:

                  (i) the terms of such Affiliate Transaction are no less
            favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

                  (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this
            Section 4.14 as evidenced by a Board Resolution promptly delivered to the Trustee, and

                  (iii) if such Affiliate Transaction involves aggregate
            payments or value in excess of $50.0 million (1) the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this Section 4.14 as evidenced by a Board Resolution promptly delivered to the Trustee, or (2) the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

            (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following, which shall not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of clauses (a)(i), (ii) and (iii) of this Section 4.14:

            (i) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

            (ii) any Restricted Payment permitted to be made pursuant to Section
      4.10 or any Permitted Investment;

            (iii) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any Restricted Subsidiary in the ordinary course of business (or that is otherwise reasonable as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as the case may be) with an officer, employee, consultant or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

            (iv) loans and advances to employees made in the ordinary course of business other than any loans or advances that would be in violation of
      Section 402 of the Sarbanes-Oxley Act; provided that the Dollar Equivalent of the aggregate principal amount of such loans and advances do not exceed $15.0 million in the aggregate at any time outstanding;

            (v) any transactions between or among any of the Company, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by terms of this Indenture;

            (vi) agreements in effect on the Issue Date and any amendments, modifications, extensions or renewals thereto that are no less favorable to the Company or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

            (vii) transactions with a Person that is an Affiliate of the Company or a Restricted Subsidiary solely because the Company owns Capital Stock of and/or controls, such Person;

            (viii) payment of fees and expenses to directors who are not otherwise employees of the Company or a Restricted Subsidiary, for services provided in such capacity, so long as the Board of Directors or a duly authorized committee thereof shall have approved the terms thereof;

            (ix) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by the Company's Board of Directors as a duly authorized committee thereof;

            (x) transactions with Affiliates solely in their capacity as holders of Debt or Capital Stock of the Company or any of its Subsidiaries, provided that a significant amount of Debt or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and those Affiliates are treated no more favorably than holders of the Debt or Capital Stock generally; and

            (xi) any action required to be taken in connection with the Specified Post Closing Transactions.

Section 4.15. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

            (a) Prior to the Notes achieving Investment Grade Status and during any period other than a Suspension Period, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

                  (i) the Company or such Restricted Subsidiary would be entitled to:

                  (A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to
            Section 4.09, and

                  (B) create a Lien on such Property securing such Attributable
            Debt without also securing the Notes or the applicable Subsidiary Guaranty pursuant to Section 4.11, and

                  (ii) such Sale and Leaseback Transaction is effected in compliance with Section 4.12.

            (b) After the Notes achieve Investment Grade Status or during any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years unless:

                  (i) the Company or that Restricted Subsidiary, as applicable, would at the time of entering into the transaction be entitled to incur Debt secured by a Lien on that Principal Property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

                  (ii) an amount equal to the net cash proceeds of the Sale and Leaseback Transaction is applied within 180 days to:

                  (A) the voluntary retirement or prepayment of any Debt of the
            Company or any Restricted Subsidiary maturing more than one year after the date incurred, and which is senior to or pari passu in right of payment with the Notes, or

                  (B) the purchase of other property that will constitute
            Principal Property having a value (as determined in good faith by the Board of Directors) in an amount at least equal to the net cash proceeds of the Sale and Leaseback Transaction; or

                  (iii) within the 180-day period specified in clause (2) above, the Company or that Restricted Subsidiary, as applicable, deliver to the trustee for cancellation Notes in an aggregate principal amount at least equal to the net proceeds of the Sale and Leaseback Transaction.

Notwithstanding the foregoing, after the Notes achieve Investment Grade Status or during any Suspension Period, the Company and any Restricted Subsidiary may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in the preceding paragraph, provided that the sum of the aggregate amount of all Debt of the Company and its Restricted Subsidiaries that is secured by Liens (other than (1) Debt secured solely by Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) of the definition of "Permitted Liens," (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) and the aggregate amount of all Attributable Debt of the Company and our Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the preceding paragraph) would not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

Section 4.16. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

            The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

            (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

            (b) either:

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

                  (1) the Subsidiary to be so designated has total assets of
            $1,000 or less, or

                  (2) such designation is effective immediately upon such entity becoming a Subsidiary of the Company, or

                  (3) the Investment by the Company or another Restricted
            Subsidiary in such Subsidiary is treated as a Restricted Payment under Section 4.10 and such Restricted Payment is permitted under such covenant at the time such Investment is made.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

            Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the Holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

            The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

            (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.09, and

            (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

            Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

            (a) certifies that such designation or redesignation complies with the foregoing provisions, and

            (b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

Section 4.17. CHANGE OF CONTROL OFFER.

            (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer (the "CHANGE OF CONTROL OFFER") pursuant to the procedures set forth in Section 3.09. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes

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pursuant to the Change of Control Offer at a purchase price, in cash (the
"CHANGE OF CONTROL AMOUNT"), equal to 101% of the aggregate principal amount of Notes repurchased, plus in each case accrued and unpaid interest, including Special Interest, if any, on the Notes repurchased, to the repurchase date.

            (b) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.18. FUTURE SUBSIDIARY GUARANTORS.

            The Company shall cause each Person that is or becomes (a) a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary or (b) a Restricted Subsidiary that is a Guarantor of Debt in the future under Credit Facilities, provided that the borrower of such Debt is the Company or a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary, in each case following the Issue Date, to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Person becomes a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary or otherwise becomes obligated to become a Subsidiary Guarantor under this Indenture.

Section 4.19. ADDITIONAL AMOUNTS.

            (a) Payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless the Company or any Subsidiary Guarantor is required by law to withhold or deduct Taxes from any payment made under or with respect to the Notes or by the interpretation or administration thereof. If, after the Issue Date, the Company or any Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or such Subsidiary Guarantor will pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "EXCLUDED HOLDER"):

                  (i) with which the Company or such Subsidiary Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or

                  (ii) which is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the Notes or the Subsidiary Guaranty or the receipt of payments thereunder.

            (b) The Company and the Subsidiary Guarantors will also:

                  (i) make such withholding or deduction, and

                  (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

            (c) The Company and the Subsidiary Guarantors will furnish to the Trustee, or cause to be furnished to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Company or any such Subsidiary Guarantor or other evidence of such payment satisfactory to the Trustee. The Trustee shall make such evidence available upon the written request of any Holder of Notes that are outstanding on the date of any such withholding or deduction.

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            (d) The Company and the Subsidiary Guarantors will indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

                  (i) any Taxes so levied or imposed by or on behalf of a Taxing Jurisdiction and paid by such holder as a result of payments made under or with respect to the Notes and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

                  (ii) any Taxes (other than Taxes on such Holder's profits or net income) imposed with respect to any reimbursement under clause (d)(i) of this Section 4.19 so that the net amount received by such Holder after such reimbursement will not be less than the net amount such holder would have received if such reimbursement had not been imposed.

            (e) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any such Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or such Subsidiary Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context:

                  (i) the payment of principal (and premium, if any),

                  (ii) purchase prices in connection with a repurchase of Notes,

                  (iii) interest, including Special Interest, if any, or

                  (iv) any other amount payable on or with respect to any of the Notes,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.20. COVENANT TERMINATION AND SUSPENSION

            (a) All of the covenants set forth in Article 4 shall be applicable to the Company and its Restricted Subsidiaries unless the Company reaches Investment Grade Status. Once the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and its Restricted Subsidiaries shall be released from their obligations to comply with Sections 4.09, 4.10, 4.11 (provided, however, that clause (a) thereof shall continue to apply until the Company otherwise elects to have clause (b) thereof apply as provided therein) 4.12, 4.13, 4.14 and 4.15(a) but shall remain obligated to comply with the following:

                  (i) Sections 4.01 through 4.08;

                  (ii) Section 4.16 (other than clause (x) of the third paragraph thereof (and such clause (x) as referred to in the first paragraph thereunder));

                  (iii) Section 4.17;

                  (iv) Section 4.18; and

                  (v) Section 4.19.

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

            The Company and the Subsidiary Guarantors shall also, upon reaching Investment Grade Status, remain obligated to comply with Section 5.01 (other than clause (e) of the first and second paragraph thereunder).

            (b) If, prior to the Company reaching Investment Grade Status, the Notes receive an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing then, beginning on that day and continuing until the Investment Grade Rating assigned by that Rating Agency to the Notes subsequently decline as a result of which the Notes do not carry an Investment Grade Rating from at least one Rating Agency (such period being referred to as a ("SUSPENSION PERIOD"), the covenants set forth in
Article 4, except for clause (a) of Section 4.11 (until the Company otherwise elects to have clause (b) thereof apply as provided therein), the covenants specifically listed in clauses (a)(i) to (v) of this Section 4.20, and clause
(e) of the first and second paragraphs of Section 5.01, will be suspended and will not be applicable during that Suspension Period.

            In the event that the Company and the Restricted Subsidiaries are not subject to the suspended covenants for any period of time as a result of the preceding paragraph and, subsequently, the Rating Agency withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to all of the suspended covenants, and compliance with such covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.10 as though Section 4.10 had been in effect during the entire period of time from the Issue Date.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01. MERGER, CONSOLIDATION AND SALE OF PROPERTY.

            The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

            (a) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia, Canada or any province or territory of Canada;

            (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

            (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

            (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) of this Section 5.01, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the

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

Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

            (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of Section 4.09;

            (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

            (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred; and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such transaction or series of transactions and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred.

            The foregoing provisions (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

            The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

            (a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States, any State thereof, the District of Columbia or Canada or any province or territory of Canada;

            (b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

            (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

            (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) of this Section 5.01, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

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            (e)   immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of
Section 4.09;

            (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

            (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction or series of transactions and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred; and

            (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such transaction or series of transactions and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred.

The foregoing provisions (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

            The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

            (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

            (b)   a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT.

            Each of the following constitutes an "Event of Default" with respect to the Notes:

            (a) failure to make the payment of any interest, including Special Interest, if any, on any of the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

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            (b)   failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (c)   failure to comply with the provisions of Section 5.01;

            (d) failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c)), and such failure continues for 60 days after written notice is given to the Company as provided below;

            (e) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50 million (the "CROSS ACCELERATION PROVISIONS");

            (f) any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "JUDGMENT DEFAULT PROVISIONS");

            (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding, or gives notice of intention to make a proposal, under any Bankruptcy Law;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

                  (iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency, or takes any comparable action under any foreign laws relating to insolvency;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding; or

                  (ii) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

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

and such order or decree remains unstayed and in effect for 60 consecutive days;

            (i) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty and this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; and

            (j) any security interest securing the Notes or any Subsidiary Guaranty that may be granted after the Issue Date pursuant to the terms of this Indenture shall, at any time, (A) cease to be in full force and effect for any reason other than in accordance with its terms or the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or (B) be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "SECURITY DEFAULT PROVISIONS").

            A Default under Section 6.01(d) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company in writing by registered or certified mail, return receipt requested, of the Default and the Company does not cure such Default within the time specified in Sections 6.01(d) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            Upon any Officer becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee, within ten days of becoming so aware, written notice in the form of an Officers' Certificate specifying such Default or Event of Default, its status, and the action the Company proposes to take with respect thereto.

Section 6.02. ACCELERATION.

            If any Event of Default (other than those of the type described in Section 6.01(g) or (h)) shall have occurred and be continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of not less than 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, plus all accrued and unpaid interest, including Special Interest, if any, to be immediately due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

            In the case of an Event of Default specified in Section (g) or (h) of Section 6.01, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

            After any declaration of acceleration pursuant to this Section 6.02, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest (including Special Interest, if any), have been cured or waived as provided herein, if:

            (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

            (b) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

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            (c)   in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(g) or (h), the Trustee has received an Officers' Certificate and, if requested, an Opinion of Counsel, that such Event of Default has been cured or waived; and

            (d) the Company has paid to the Trustee all fees then due and payable or in arrears and has reimbursed the Trustee for all expenses incurred and reasonable fees paid in connection with such declaration of acceleration.

Section 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest, including Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 6.04. WAIVER OF DEFAULTS.

            The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (a) in the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on the Notes and (b) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 60 days after the Event of Default arose:

                  (i) the Debt that is the basis for the Event of Default has been discharged;

                  (ii) the holders of such Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

                  (iii) if the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05. CONTROL BY MAJORITY.

            Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.01, 7.02 and 7.07, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

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Section 6.06. LIMITATION ON SUITS.

            No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

            (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

            (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

            (c) the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

            The preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

            A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture (including
Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest, including Special Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest, including Special Interest, if any, then due and owing (together with interest, including Special Interest, if any, on overdue principal and, to the extent lawful, interest, including Special Interest, if any,) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee

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and its agents and counsel, and any other amounts due the Trustee under Section
7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, and is known by a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                        (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no

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                  implied covenants or obligations shall be read into this
                  Indenture against the Trustee; and

                        (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                        (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. RIGHTS OF TRUSTEE.

            Subject to TIA Section 315:

            (a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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            (c)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

            (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

            (g) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

            (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11.

Section 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee has, for the benefit of the Holders, executed an engagement letter dated January 31, 2005 (the "Engagement Letter") with PricewaterhouseCoopers LLP. The Trustee shall have no responsibility to the Holders or any other party for the services provided by PricewaterhouseCoopers LLP thereunder.

Section 7.05. NOTICE OF DEFAULTS.

            If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, including Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

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Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, when reasonably necessary.

            The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, "LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its execution and delivery under the Engagement Letter), including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has not been prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest, including Special Interest, if any, on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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Section 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            The Trustee may resign in writing at any time upon 30 days' prior written notice to the Company and the Subsidiary Guarantors and be discharged from the trust hereby created by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10;

            (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Subsidiary Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such

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separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION.

            There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02. LEGAL DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE") and any collateral then securing the Notes will be released and each Subsidiary Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 and the other Sections of this Indenture referred to in (a), (b), (c),and
(d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest, including Special Interest, if any, on such Notes when such payments are due; (b) the Company's obligations with respect to such Notes under
Article 2 and Sections

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4.01, 4.02 and 4.19; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and
(d) this Article 8. If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.09 through 4.18, and subsection (e) of the first and second paragraphs of Section 5.01 shall cease to be operative, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE") and any collateral then securing the Notes will be released and each Subsidiary Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no obligation or liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in this Indenture (including any certificate deliverable hereunder) to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under this Indenture or the Notes. If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (d) (with respect to the covenants contained in Sections 4.03, 4.09 through 4.18), (e), (f), (g) and (h) (but in the case of (g) and (h) of Section 6.01, with respect to Significant Subsidiaries only) or (i) or because of the Company's failure to comply with clause (e) under the first paragraph of, or with the second paragraph of, Section 5.01.

Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes.

            The Legal Defeasance or Covenant Defeasance may be exercised only if:

            (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes to maturity or redemption, as the case may be;

            (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest, including Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, including Special Interest, if any, when due on all the Notes to be defeased to maturity or redemption, as the case may be;

            (c) 90 days pass after the deposit is made, and during the 90-day period, no Default described in Sections 6.01(g) and (h) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

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            (d)   no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

            (f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (g) in the case of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

                  (i) the Company has received from the Internal Revenue Service a ruling, or

                  (ii) since the Issue Date there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such defeasance has not occurred;

            (h) in the case of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such covenant defeasance had not occurred;

            (i) the Company delivers to the Trustee an Opinion of Counsel in Canada to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (j) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.

Section 8.05. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 8.06, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, including Special Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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Section 8.06. REPAYMENT TO COMPANY.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in
Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest, including Special Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, including Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest, including Special Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

            Notwithstanding Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

            (a)   cure any ambiguity, omission, defect or inconsistency;

            (b) provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture, provided, that the Company delivers to the Trustee:

                  (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such assumption had not occurred, and

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                  (ii)  an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such assumption had not occurred;

            (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

            (d) add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guaranties as provided or permitted by the terms of this Indenture;

            (e) secure the Notes, add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

            (f) make any change that does not adversely affect the rights of any Holder;

            (g) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

            (h)   evidence or provide for a successor Trustee; or

            (i) provide for the issuance of Additional Notes in accordance with this Indenture.

Section 9.02. WITH CONSENT OF HOLDERS OF NOTES.

            Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (a) the payment of principal, premium, if any, or interest, including Special Interest, if any, on the Notes and (b) respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

            Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any Note;

                  (iii) reduce the principal of, or extend the Stated Maturity of, any Note, or alter the provisions with respect to the redemption of the Notes;

                  (iv) make any Note payable in money other than that stated in the Note;

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                  (v)   impair the right of any Holder to receive payment of
      principal of, premium, if any, and interest, including Special Interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty;

                  (vi) waive a Default or Event of Default in the payment of principal of, premium, if any, and interest, including Special Interest, if any, on such Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (vii) make any change to Section 6.04 relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on such Notes as described in Section 6.07;

                  (viii) subordinate the Notes or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor;

                  (ix) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

                  (x) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Sections 3.07 and 4.19;

                  (xi) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

                  (xii) at any time after the Company is obligated to make a Prepayment Offer, change the time at which such offer must be made or at which the Notes must be repurchased pursuant thereto;

                  (xiii) amend or modify the provisions described under Section 4.19;

                  (xiv) make any change in any Subsidiary Guaranty, that would adversely affect the Holders; or

                  (xv) make any change in the preceding amendment and waiver provisions.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

            The consent of the Holders is not necessary to approve the particular form of any proposed amendment, waiver or supplement. It is sufficient if such consent approves the substance of the proposed amendment, waiver or supplement. After an amendment, waiver or supplement under this
Section 9.02 becomes effective, the Company is required to mail to each registered Holder at such Holder's address appearing in the Security Register a notice briefly describing such amendment, waiver or supplement. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment, waiver or supplement.

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Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05. NOTATION ON OR EXCHANGE OF NOTES.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Subsidiary Guarantor may sign an amendment or supplemental indenture until its board of directors (or a committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.

                                   GUARANTEES

Section 10.01. GUARANTEE.

            Subject to this Article 10, the Subsidiary Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders, in their capacities as such, or the Trustee relating to the Company's obligations under the Notes, this Indenture or the Registration Rights Agreement, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or

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performed in accordance with the terms of the extension or renewal, whether at
Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guaranty shall be joint and several and unconditional, and such obligation shall exist irrespective of: (a) the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee; (b) the absence of any action to enforce the Subsidiary Guaranty; (c) the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Registration Rights Agreement, the Notes or any other agreement with or for the benefit of the Holders or the Trustee, or the Obligations of the Company under this Indenture, the Registration Rights Agreement, the Notes or any other agreement with or for the benefit of the Holders or the Trustee; and (d) any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by applicable law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require any of the Trustee, the Holders or the Company (each a "BENEFITED PARTY"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company (provided that any demand in respect of the Subsidiary Guaranty shall be following and in respect of a Default hereunder), any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guaranties or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guaranties or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guaranties; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guaranties, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guaranties and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder to the extent permitted under applicable law,
(2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guaranties, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guaranties or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guaranties. Without limiting the generality of the foregoing, Novelis do Brasil Ltda and any other Guarantor that is organized under the laws of Brazil (each a "BRAZILIAN GUARANTOR" and collectively the "BRAZILIAN GUARANTORS") expressly waive the benefits set forth in Articles 827, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Brazilian Code of Civil Procedure. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Subsidiary Guarantor hereby covenants that its Subsidiary Guaranty shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guaranty and this Indenture.

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            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in
Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guaranty. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guaranty.

Section 10.02. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

            (a) Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial, state or other law to the extent applicable to any Subsidiary Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor under the Subsidiary Guaranty, but shall be limited to the lesser of (i) the aggregate amount of the Company's obligations under the Notes and this Indenture or (ii) the amount, if any, which would not have (1) rendered the Subsidiary Guarantor "insolvent" (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its Subsidiary Guaranty with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guaranty with respect to the Notes is the amount described in clause (a)(i) of this Section 10.02 unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or Trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (ii) of this Section 10.02. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor identified in Schedule A hereto shall be limited as set forth therein.

            (b) In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the proviso of Section 10.2(a), the right of each Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTY.

            To evidence its Subsidiary Guaranty set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guaranty in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents (or equivalent senior officer if such titles are not applicable). Such execution may be effected pursuant to a valid power of attorney.

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            Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

            If an Officer whose signature is on this Indenture or on the Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of the Subsidiary Guarantors.

            The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Subsidiary Guaranty pursuant to Section 4.18 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Subsidiary Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor. The Company also hereby agrees to cause each such new Subsidiary Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.

Section 10.04. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

            Except as otherwise provided in Section 10.05, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the Surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

            (a) subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guaranty and any Registration Rights Agreements on the terms set forth herein or therein; and

            (b)   the Subsidiary Guarantor complies with the requirements of
Article 5.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guaranty endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guaranties to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guaranties theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guaranties had been issued at the date of the execution hereof.

            Except as set forth in Articles 4 and 5, and notwithstanding clauses
(a) and (b) of this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

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Section 10.05. RELEASES FOLLOWING MERGER, CONSOLIDATION OR SALE OF ASSETS, ETC.

            In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guaranty; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including Section 4.12. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.17, such Subsidiary shall be fully released and relieved of any obligations under its Subsidiary Guaranty. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including Section 4.12, the Trustee shall promptly execute any documents reasonably required in order to evidence the full release of any Subsidiary Guarantor from its obligations under its Subsidiary Guaranty.

Section 10.06. REGISTRATION.

            Each Brazilian Guarantor hereby undertakes to obtain the registration of this Indenture together with its sworn-translation into Portuguese with the competent Registry of Deeds and Documents within 20 days as of its execution date, as provided for by Articles 129 and 130 of Law No. 6.015, of December 31, 1973, and provide satisfactory evidence of such registration to the Trustee no later than 25 days as of the Issue Date. Any and all costs, expenses, duties and taxes related to the execution and the registration of this Indenture shall be borne solely by such Brazilian Guarantor.

            Each Brazilian Guarantor shall comply with any other requirement, and furnish evidence thereof to the Trustee, of any applicable law which may in the future come into force, necessary for the preservation, creation, perfection and priority in full of the guarantee created hereunder.

                                  ARTICLE 11.

                           SATISFACTION AND DISCHARGE

Section 11.01. SATISFACTION AND DISCHARGE.

      The Company may discharge this Indenture such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all outstanding Notes when:

            (a)   either

                  (i) all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

                  (ii) all Notes not previously delivered to the Trustee for cancellation

                        (A)   have become due and payable, or

                        (B) will become due and payable at their maturity within one year, or

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                        (C)   are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee, and in the case of clauses (a)(ii)(A), (B) or (C) of this Section 11.01, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of such cash and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption, for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

            (b) the Company has paid or caused to be paid all other sums payable by it under this Indenture; and

            (c) if reasonably required by the Trustee, the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
               TRUST; OTHER MISCELLANEOUS PROVISIONS.

            Subject to Section 11.03, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "TRUSTEE") pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03. REPAYMENT TO COMPANY.

            Any cash or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest, including Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02. NOTICES.

            Any notice or communication by the Company and/or a Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

            Novelis Inc.
            3399 Peachtree Road, Suite 1500
            Atlanta, Georgia 30326
            Attention:  Treasurer
            Facsimile:  404.814.4219

            with a copy to:

            Sullivan & Cromwell LLP
            125 Broad Street
            New York, NY 10004
            Tele: 212.558.4000
            Facsimile: 212.558.3588
            Attention: Scott D. Miller

            If to the Trustee:

            The Bank Of New York Trust Company, N.A.
            100 Ashford Center North
            Suite 520
            Atlanta, Georgia 30338
            Attention:  Barbara K. Royal
            Facsimile:  770.698.5195

            The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall:

            (a) if requested by the Trustee, furnish to the Trustee an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) if requested by the Trustee, furnish to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05.STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on one or more Officers' Certificates, certificates of public officials or reports or opinions of experts.

Section 12.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

            No director, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary or Affiliate of the Company, as such, will have any liability for any obligations under the Notes, this Indenture, the Subsidiary Guaranties or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. GOVERNING LAW.

            THIS INDENTURE, THE NOTES AND EACH NOTATION OF A SUBSIDIARY GUARANTY DELIVERED PURSUANT TO SECTION 10.03 ARE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. SUCCESSORS.

            All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. SEVERABILITY.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            (a) The Company and each Subsidiary Guarantor irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Company and each Subsidiary Guarantor waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

            (b) The Company and each Subsidiary Guarantor irrevocably appoints Corporation Service Company as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to Corporation Service Company, 1133 Ave of the Americas, Suite 3100, New York, New York, 10036 (telecopy no: 212.299.5656), by the person serving the same to the address provided in Section 12.02, shall be deemed in every respect effective service of process upon the Company and each Subsidiary Guarantor in any such suit or proceeding. The Company and each Subsidiary Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 11 years from the Issue Date.

Section 12.13. FOREIGN CURRENCY EQUIVALENTS.

            For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S dollar-equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Debt was incurred or other transaction was entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S dollar-denominated restriction will be deemed not have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in this Indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 12.14. CONVERSION OF CURRENCY.

            The Company and the Subsidiary Guarantors covenant and agree that the following provisions shall apply to the conversion of currency in the case of the Notes, the Subsidiary Guaranties and this Indenture:

            (a) (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "JUDGMENT CURRENCY") an amount due in any other currency (the "BASE CURRENCY"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                  (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

            (b) In the event of the winding up of the Company at any time while any amount or damages owing under the Notes, this Indenture, and the Subsidiary Guaranties, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent of the amount in U.S. dollars or Canadian dollars, as the case may be, due or contingently due under the Notes, this Indenture (other than under this Section 12.14(b)), and the Subsidiary Guaranties is calculated for the purposes of such winding up and
(ii) the final date for the filing of proofs of claim in such winding up. For the purpose of this Section 12.14(b), the final date for the filing of proofs of claim in the winding up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding up prior to payment by the liquidator or otherwise in respect thereto.

            (c) The obligations contained in Sections 12.14(a)(ii) and (b) shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes, this Indenture, and the Subsidiary Guaranties, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Section 12.14(b)) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator otherwise or any of them. In the case of Section 12.14(b), the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) for purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Sections 12.14(a) and (b) and includes any premiums and costs of exchange payable.

            (e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.14.

                  Section 12.15. DOCUMENTS IN ENGLISH.

            By common accord, this Indenture, the Notes, the Subsidiary Guaranties and all documents related thereto have been or will be drafted solely in the English language.

Section 12.16. COUNTERPART ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.17. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.18. QUALIFICATION OF THIS INDENTURE.

            The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [SIGNATURES ON FOLLOWING PAGE]

                                         Very truly yours,

                                         COMPANY:

                                         NOVELIS INC.

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                         SUBSIDIARY GUARANTORS

                                         US SUBSIDIARY GUARANTORS:

                                         NOVELIS CORPORATION

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         EUROFOIL INC (USA).

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         NOVELIS PAE CORPORATION

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         CANADIAN SUBSIDIARY GUARANTORS:

                                         NOVELIS CAST HOUSE TECHNOLOGY LTD.

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

            SIGNATURE PAGE TO NOVELIS INC.'S SENIOR NOTES INDENTURE

                                         4260848 CANADA INC.

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         4260856 CANADA INC.

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         UK SUBSIDIARY GUARANTORS:

                                         NOVELIS EUROPE HOLDINGS LTD.
                                         By its duly appointed attorney:

                                             /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt

                                         NOVELIS UK LTD.
                                         By its duly appointed attorney:

                                             /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt

            SIGNATURE PAGE TO NOVELIS INC.'S SENIOR NOTES INDENTURE

                                         BRAZILIAN SUBSIDIARY GUARANTOR:

                                         NOVELIS DO BRASIL LTDA.

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         Witnesses:

                                         1.  /s/ Alejandra V. Hernandez
                                             -----------------------------------
                                             Name: Alejandra V. Hernandez

                                         ID  ___________________________________

                                         2.  /s/ Marlena Crippin
                                             -----------------------------------
                                             Name: Marlena Crippin

                                         ID  ___________________________________

            SIGNATURE PAGE TO NOVELIS INC.'S SENIOR NOTES INDENTURE

                                         SWISS SUBSIDIARY GUARANTORS:

                                         NOVELIS AG

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         NOVELIS VALAIS S.A.

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         NOVELIS TECHNOLOGY AG

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact

                                         IRISH SUBSIDIARY GUARANTOR:

                                         Signed Sealed and Delivered by:

                                         By: /s/ Geoffrey P. Batt
                                             -----------------------------------
                                             Name: Geoffrey P. Batt
                                             Title: Attorney-in-Fact
                                             duly appointed attorney for and on
                                             behalf of:
                                             NOVELIS ALUMINIUM HOLDING COMPANY
                                             in the presence of:
                                             /s/ Alejandra V. Hernandez
                                             -----------------------------------
                                             Name: Alejandra V. Hernandez
                                             Address: 125 Broad Street
                                                      New York, NY 10004

                                             Occupation

            SIGNATURE PAGE TO NOVELIS INC.'S SENIOR NOTES INDENTURE

                                         GERMAN SUBSIDIARY GUARANTOR:

                                         NOVELIS DEUTSCHLAND GMBH

                                         By: /s/ Verschuer
                                             ---------------------------
                                             Name: Verschuer
                                             Title: Managing Director

            SIGNATURE PAGE TO NOVELIS INC.'S SENIOR NOTES INDENTURE

TRUSTEE

By: THE BANK OF NEW YORK TRUST COMPANY, N.A.

By: /s/ Barbara K. Royal
    ------------------------------
    Name: Barbara K. Royal
    Title: Asst. Vice President

Witnesses:

1.  /s/ Mary Kristen Kelly
    -----------------------------------
    Name: Mary Kristen Kelly

ID  ___________________________________

2.  /s/ Alejandra V. Hernandez
    -----------------------------------
    Name: Alejandra V. Hernandez

ID  ___________________________________


            SIGNATURE PAGE TO NOVELIS INC.'S SENIOR NOTES INDENTURE

State of New York

                                    ss.:

County of New York

            On 2/2/05 before me personally came Barbara Royal to me known to be the individual who executed the foregoing document, and who acknowledged to me that s/he is the same.

                             /s/ Alejandra V. Hernandez
                             ---------------------------------
                             Notary Public

                                                                       EXHIBIT A
================================================================================
                                 (Face of Note)

                          7 1/4% SENIOR NOTES DUE 2015

                                                             CUSIP _____________
NO. _________                                                     $_____________

                                  NOVELIS INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on February 3, 2015.

Interest Payment Dates:  February 15, and August 15, commencing August 15, 2005.

Record Dates: February 1, and August 1.

Dated:  February 3, 2005.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                  NOVELIS INC.

                                  By:
                                      _________________________________________
                                      Name:
                                      Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:

The Bank of New York Trust Company, N.A, as Trustee

By:
    ___________________________________
    Authorized Signatory

Dated _____________, 2005

                                 (Back of Note)

                          7 1/4% SENIOR NOTES DUE 2015

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Novelis Inc., a Canadian corporation (the "COMPANY"), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 7 1/4% per annum until maturity and shall pay Special Interest, if any, as provided in the Registration Rights Agreement relating to the Notes. The Company shall pay interest semi-annually in arrears in cash on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 3, 2005; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest that is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

            2. METHOD OF PAYMENT. The Company shall pay interest on this Note (except defaulted interest) to the Persons in whose name this Note is registered at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. This Note shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of February 3, 2005 ("INDENTURE") among the Company, the subsidiary guarantors party thereto (the "SUBSIDIARY GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

            5.    OPTIONAL REDEMPTION.

            (a) Except as set forth in clauses (b), (c) and (d) of this paragraph 5, the Notes will not be redeemable at the option of the Company prior to February 15, 2010. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

                      REDEMPTION
YEAR                    PRICE
----                  ----------
2010 ..............    103.625%
2011 ..............    102.417%
2012 ..............    101.208%
2013 and thereafter    100.000%

            (b) At any time prior to February 15, 2010, the Company may from time to time redeem all or any portion of the Notes after giving the required notice under the Indenture at a redemption price equal to the greater of:

                  (i) 100% of the principal amount of the Notes to be redeemed, and

                  (ii) the sum of the present values of (1) the redemption price of the Notes at February 15, 2010 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through February 15, 2010, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)

            (c) At any time and from time to time prior to February 15, 2008, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Notice of any such redemption shall be made within 90 days of such Public Equity Offering and such redemption shall be effected upon not less than 30 nor more than 60 days' prior notice to the Holders as provided in Section 3.03 of the Indenture.

            (d) The Company may, at its option, at any time redeem in whole but not in part the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has become obligated to pay any Additional Amounts in respect of the Notes as a result of:

                  (i) any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or

                  (ii) any change in or amendment to any official position
            regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

            (e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      6.    SINKING FUND.

      The Company shall not be required to make sinking fund payments for the Notes.

      7.    REPURCHASE AT OPTION OF HOLDER.

            (a) Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer (the "CHANGE OF CONTROL OFFER") pursuant to the procedures set forth in Section 3.09 of the Indenture. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus in each case accrued and unpaid interest, including Special Interest, if any, on the Notes repurchased, to the repurchase date.

            (b) Any Net Available Cash from Asset Sales that is not applied as provided in Section 4.12(b) of the Indenture will constitute Excess Proceeds ("EXCESS PROCEEDS"). When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an offer to all Holders for Notes pursuant to the Indenture by applying the Allocable Excess Proceeds (a "PREPAYMENT OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Special Interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to a Prepayment Offer is less than the Excess Proceeds after compliance with the previous sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such deficiency for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive a Prepayment Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 except in the case of issuances of Notes in payment of Special Interest as provided in Section 2.13 of the Indenture. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER.

            (a) Subject to certain exceptions in Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in (a) the payment of principal, premium, if any, interest or Special Interest, if any, on the Notes and (b) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

            (b) The Company and the Trustee may amend or supplement the Indenture or the Notes, without the consent of any Holder, to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in certain circumstances in addition to or in place of certificated Notes, to add additional Subsidiary Guaranties with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights under the Indenture of any Holder, to make any change to comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA, to evidence or provide for a successor Trustee or to provide for the issuance of Additional Notes.

            12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture: failure to make the payment of any interest, including Special Interest, if any, on any of the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; failure to comply with the provisions of Section 5.01 of the Indenture; failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clauses) and such failure continues for 60 days after written notice is given to the Company as provided below; a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50 million or its foreign currency equivalent at the time; any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries; any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty and the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; and any security interest securing the Notes or any Subsidiary Guaranty that may be granted after the Issue Date pursuant to the terms of the Indenture shall, at any time, cease to be in full force and effect for any reason other than in accordance with its terms or the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

            Upon any Officer becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee, within ten days of becoming so aware, written notice in the form of an Officers' Certificate specifying such Default or Event of Default, its status, and the action the Company proposes to take with respect thereto.

            If any Event of Default (other than those of the type described in Section 6.01(g) or (h)) of the Indenture shall have occurred and be continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of not less than 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, plus all accrued and unpaid interest, including Special Interest, if any, to be immediately due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable. In the case of an Event of Default specified in Section (g) or (h) of Section
6.01 of the Indenture, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

            13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

            14. NO PERSONAL LIABILITY. No director, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary or Affiliate of the Company, as such, will have any liability for any obligations under the Notes, the Indenture, the Subsidiary Guaranties or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 3, 2005, between the Company and the parties named on the signature pages thereto.

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Novelis Inc.
            3399 Peachtree Road, Suite 1500
            Atlanta, Georgia 30326
            Attention: Treasurer
            Facsimile: 404.814.4219

            19. GOVERNING LAW. The laws of the State of New York shall govern and be used to construe this Note.

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.12 or 4.17 of the Indenture, check the box below:

[ ]   Section 4.12

[ ]   Section 4.17

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:_______________________    Your Signature:________________________________
                                (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:
                                 ____________________________________________

                                 SIGNATURE GUARANTEE:

                                 ________________________________________

                                 Signatures must be
                                 guaranteed by an "eligible
                                 guarantor institution"
                                 meeting the requirements of
                                 the Registrar, which
                                 requirements include
                                 membership or participation
                                 in the Security Transfer
                                 Agent Medallion Program
                                 ("STAMP") or such other
                                 "signature guarantee
                                 program" as may be
                                 determined by the Registrar
                                 in addition to, or in
                                 substitution for, STAMP,
                                 all in accordance with the
                                 Securities Exchange Act of
                                 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________
            (Insert assignee's social security or other tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       _________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________
                             Your Signature:
                                            ____________________________________
                             (Sign exactly as your name appears on the face of this Note)

                             Signature Subsidiary Guaranty:
                                                            ____________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                             Principal Amount
                       Amount of                            of this Global Note      Signature of
                      decrease in       Amount of increase    following such     authorized signatory
                   Principal Amount    in Principal Amount     decrease (or          of Trustee or
Date of Exchange  of this Global Note  of this Global Note       increase)          Note Custodian
----------------  -------------------  -------------------  -------------------  --------------------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Novelis Inc.
3399 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
Attention: Treasurer
Facsimile: 404.814.4219

The Bank Of New York Trust Company, N.A.
100 Ashford Center North
Suite 520
Atlanta, Georgia 30338
Attention: Barbara K. Royal
Facsimile: 770.698.5195

      Re: 7 1/4% Senior Notes due 2015

            Reference is hereby made to the Indenture, dated as of February 3, 2005 (the "INDENTURE"), among Novelis Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

            1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the

Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

            4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            The Transferor further certifies, in connection with each of the foregoing certifications, that if the transfer is being made within four months and a day after the original issuance of the Notes, the Transferee is not a person resident in any province or territory of Canada unless the Transferee is eligible to acquire the Notes under an exemption from the applicable Canadian securities laws and such transfer is in compliance with, or pursuant to, such exemption.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     ______________________________________
                                         [Insert Name of Transferor]

                                     By: __________________________________
                                         Name:
                                         Title:

                                     Dated: _______________

                       ANNEX A TO CERTIFICATE OF TRANSFER

            1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)     [ ] a beneficial interest in the:

                    (i)   [ ] 144A Global Note (CUSIP 67000XAA4), or

                    (ii)  [ ] Regulation S Global Note (CUSIP C6780CAA1), or

                    (iii) [ ] IAI Global Note (CUSIP 67000XAC0); or

                  (b)     [ ] a Restricted Definitive Note.

            2.    After the Transfer the Transferee will hold:

                         [CHECK ONE OF (a), (b) OR (c)]

                  (a)     [ ] a beneficial interest in the:

                    (i)   [ ] 144A Global Note (CUSIP 67000XAA4), or

                    (ii)  [ ] Regulation S Global Note (CUSIP C6780CAA1), or

                    (iii) [ ]IAI Global Note (CUSIP 67000XAC0); or

                    (iv)  [ ] Unrestricted Global Note (CUSIP ______); or

                  (b)     [ ] a Restricted Definitive Note; or

                  (c)     [ ] an Unrestricted Definitive Note,

                  in    accordance with the terms of the Indenture.

                                       B4

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Novelis Inc.
3399 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
Attention: Treasurer
Facsimile: 404.814.4219

The Bank of New York Trust Company, N.A.
100 Ashford Center North
Suite 520
Atlanta, Georgia 30338
Attention: Barbara K. Royal
Facsimile: 770.698.5195

      Re: 7 1/4% Senior Notes due 2015

            Reference is hereby made to the Indenture, dated as of February 3, 2005 (the "INDENTURE"), among Novelis Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

            1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     _______________________________________
                                          [Insert Name of Transferor]

                                     By: ___________________________________
                                         Name:
                                         Title:

                                     Dated: ______________

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Novelis Inc.
3399 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
Attention: Treasurer
Facsimile: 404.814.4219

The Bank of New York Trust Company, N.A.
100 Ashford Center North
Suite 520
Atlanta, Georgia 30338
Attention: Barbara K. Royal
Facsimile: 770.698.5195

      Re: 7-1/4% Senior Notes due 2015

            Reference is hereby made to the Indenture, dated as of February 3, 2005 (the "INDENTURE"), among Novelis Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $ aggregate principal amount of:

            (a) [ ] a beneficial interest in a Global Note, or

            (b) [ ] a Definitive Note,

                  we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       _________________________________________
                                          [Insert Name of Accredited Investor]

                                       By:
                                          ______________________________________
                                          Name:
                                          Title:
Dated: ______________________

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

            For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 3, 2005 (the "INDENTURE"), among Novelis Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors listed on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders, in their capacities as such, of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture, including Article 10 and Schedule A thereto, and reference is hereby made to the Indenture for the precise terms and any limitations of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                              SUBSIDIARY GUARANTORS

                                              US SUBSIDIARY GUARANTORS:

                                              NOVELIS CORPORATION

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              EUROFOIL INC (USA).

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              NOVELIS PAE CORPORATION

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              CANADIAN SUBSIDIARY GUARANTORS:

                                              NOVELIS CAST HOUSE TECHNOLOGY LTD.

              SIGNATURE PAGE TO NOVELIS INC.'S NOTATION OF GUARANTEES

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              4260848 CANADA INC.

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              4260856 CANADA INC.

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              UK SUBSIDIARY GUARANTORS:

                                              NOVELIS EUROPE HOLDINGS LTD.
                                              By its duly appointed attorney:

                                                  ______________________________
                                                  Name:

                                              NOVELIS UK LTD.
                                              By its duly appointed attorney:

                                                  ______________________________
                                                  Name:

                                              BRAZILIAN SUBSIDIARY GUARANTOR:

                                              NOVELIS DO BRASIL LTDA.

                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:

                                              Witnesses:
                                              1. _______________________________

                                              Name
                                                   _____________________________

                                              ID
                                                 _______________________________


              SIGNATURE PAGE TO NOVELIS INC.'S NOTATION OF GUARANTEES

                                              2.
                                                 _______________________________

                                              Name
                                                   _____________________________

                                              ID
                                                 _______________________________


              SIGNATURE PAGE TO NOVELIS INC.'S NOTATION OF GUARANTEES

                               SWISS SUBSIDIARY GUARANTORS:

                               NOVELIS AG

                               By:
                                   _____________________________________________
                                   Name:
                                   Title:

                               NOVELIS VALAIS S.A.

                               By:
                                   _____________________________________________
                                   Name:
                                   Title:

                               NOVELIS TECHNOLOGY AG

                               By:
                                   _____________________________________________
                                   Name:
                                   Title:

                               IRISH SUBSIDIARY GUARANTOR:

                               Signed Sealed and Delivered by:

                               By:
                                   _____________________________________________
                                   Name:
                                   Title:
                                   duly appointed attorney for and on behalf of:
                                   NOVELIS ALUMINIUM HOLDING COMPANY
                                   in the presence of:

                                   _____________________________________________
                                   Name:
                                   Address:

                                   Occupation:

                               GERMAN SUBSIDIARY GUARANTOR:

                               NOVELIS DEUTSCHLAND GMBH

                               By:
                                   _____________________________________________
                                   Name:
                                   Title:

                                    EXHIBIT F

            FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

            This Supplemental Indenture, dated as of [_________], 20__ (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among [NAME OF FUTURE SUBSIDIARY GUARANTOR] (the "SUBSIDIARY GUARANTOR"), Novelis Inc. (together with its successors and assigns, the "COMPANY" or the "ISSUER"), each other then existing Guarantor under this Indenture referred to below (the "SUBSIDIARY GUARANTORS"), and The Bank of New York Trust Company, N.A., as Trustee under this Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of [______________] (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of Notes of the Issuer (the "NOTES");

            WHEREAS, Section 4.18 of this Indenture provides that the Company is required to cause each Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to amend or supplement this Indenture, without the consent of any Holder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Issuer, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in this Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this Guarantee shall refer to the term "HOLDERS" as defined in this Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

            SECTION 2.1 Agreement to be Bound. The Subsidiary Guarantor hereby becomes a party to this Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under this Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of this Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under this Indenture.

            SECTION 2.2 Guarantee. The Subsidiary Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee the Obligations on a senior basis as provided in Article Ten of this Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

            SECTION 3.1 Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in this Indenture to the Subsidiary Guarantor, at its address set forthbelow, with a copy to the Issuer as provided in this Indenture for notices to the Issuer.

            SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or this Indenture or any provision herein or therein contained.

            SECTION 3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdictions shall not invalidate such provision in any other jurisdiction.

            SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

            SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only, are not part of this Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                      COMPANY:

                                      NOVELIS INC.

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      SUBSIDIARY GUARANTORS:

                                      [FUTURE GUARANTORS]

                                      By: ___________________________________
                                          Name:
                                          Title:

                                   SCHEDULE A

                             LIMITATION OF GUARANTY

GERMANY

PRESERVATION OF GERMAN GUARANTOR'S NOMINAL SHARE CAPITAL AND LIQUIDITY

            (a) Except as otherwise provided for in clause (d) below, the Holders agree not to enforce any Guarantee entered into under this Indenture by Novelis Deutschland that Guarantees the Notes (the "GERMAN GUARANTOR") if and to the extent that the enforcement would otherwise result in the German Guarantor's net assets (Eigenkapital within the meaning of Section 266 para 3 A of the German Commercial Code (Handelsgesetzbuch)) falling below the amount of its stated share capital (Stammkapital). In calculation of the net assets and the stated share capital any loans and other contractual liabilities incurred by the German Guarantor in violation of the provisions of the Indenture or any increases of the stated share capital of the German Guarantor in violation of the provisions of the Indenture shall be disregarded.

            (b) If and to the extent legally permissible and commercially justifiable in respect of the German Guarantor's business, the German Guarantor shall, if and to the extent

            (i) it does not have sufficient assets to allow an enforcement of any guarantee in accordance with clause (a) above; and

            (ii) the Holders would (but for this clause (b)(ii)) be entitled to enforce any guarantee granted hereunder,

realize any and all of its assets that are shown in the balance sheet with a book value (Buchwert) which is substantially lower than the market value of such assets, and which are not essentially necessary for the German Guarantor's business (betriebsnotwendig).

            (c) In addition, no guarantee shall be enforced if and to the extent that such enforcement would lead to a breach of the prohibition of insolvency causing intervention (Verbot des existenzvernichtenden Eingriffs) by depriving the German Guarantor of the liquidity necessary to fulfill its financial liabilities to its creditors.

            (d) Notwithstanding clauses (a) through (c) above the Holders shall be entitled to enforce the guarantee entered into hereunder without any limitation if and to the extent proceeds of the sale of the Notes will be on-lent, passed on or otherwise made available to the German Guarantor and are still outstanding, including interest accrued thereon and unpaid by the German Guarantor.

SWITZERLAND

            (a)   If and to the extent:

                  (i) the obligations under this Indenture of any Subsidiary Guarantor organized under the laws of Switzerland (each, a "SWISS GUARANTOR") are for the exclusive benefit of any of such Swiss Guarantor's Affiliates (other than such Swiss Guarantor's direct or indirect Subsidiaries); and

                  (ii) complying with the obligations under this Indenture would constitute (a) a repayment of capital ("RESTITUTION DES APPORTS") or
      (b) the payment of a (constructive) dividend ("DISTRIBUTION DE DIVIDENDE") by a Swiss Guarantor, the following shall apply:

                                                                      Schedule A

                  (A) The aggregate obligations under this Indenture of any Swiss Guarantor shall be limited to the maximum amount of such Swiss Guarantor's profits and reserves available for distribution, in each case in accordance with, without limitation, articles 671 para. 1 to 3 and 675 para. 2 of the Swiss Code of Obligations (the "AVAILABLE AMOUNT") at the time any Swiss Guarantor makes a payment under this Indenture (provided such limitations are still a legal requirement under Swiss law at the time;

                  (B) Immediately after having been requested to make a payment under this Indenture (the "GUARANTEE PAYMENT"), each Swiss Guarantor shall (i) provide the Administrative Agent, within thirty (30) Business Days from being requested to make the Guarantee Payment, with (1) an interim audited balance sheet prepared by the statutory auditors of the applicable Swiss Guarantor, (2) the determination of the Available Amount based on such interim audited balance sheet as computed by the statutory auditors, and (3) a confirmation from the statutory auditors that the Available Amount is the maximum amount which can be paid by the Swiss Guarantor under this Indenture without breaching the provisions of Swiss corporate law, which are aimed at protecting the share capital and legal reserves, and (ii) upon receipt of the confirmation referred to in the preceding sentence under (3) and after having taken all actions required pursuant to paragraph (D) below, pay, subject to paragraph (C) below, (i) the Guarantee Payment in full (which shall include any gross-up or other indemnification payment to the extent provided in paragraph (C) below) or
      (ii) the Available Amount (less, if required, any withholding tax under the Swiss Federal Act on Withholding Tax of October 13, 1965, as amended (the "SWISS WITHHOLDING TAX") whichever is less;

                  (C) If so required under Swiss law (including double tax treaties to which Switzerland is a party) at the time it is required to make a payment under this Indenture, the applicable Swiss Guarantor (1) may deduct the Swiss Withholding Tax at the rate of 35% (or such other rates as may be in force at such time) from any payment under this Indenture, (2) may pay the Swiss Withholding Tax to the Swiss Federal Tax Administration, and (3) shall notify and provide evidence to the Administrative Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration. To the extent the Guarantee Payment is less than the Available Amount, the applicable Swiss Guarantor shall be required to gross-up, indemnify or otherwise hold harmless the Holders for the deduction of the Swiss Withholding Tax, it being understood however that at no time shall the Guarantee Payment and such gross-up or indemnification payment pursuant to this paragraph (C) (and any Swiss Withholding Tax which may be levied thereon) exceed the Available Amount. The applicable Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under this Indenture, entitled to a full or partial refund of the Swiss Withholding Tax, shall as soon as possible after the deduction of the Swiss Withholding Tax (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) pay to the Holders upon receipt any amount so refunded to the extent necessary to discharge fully the Notes. The Notes will only be considered as discharged to the extent of the effective payment received by the Holders under this Indenture. This paragraph (C) is without prejudice to the gross-up or indemnification obligations of any Guarantor other than the Swiss Guarantors. This paragraph (C) shall not prejudice the gross-up, indemnification or other obligations of any other Guarantor hereunder; and

                  (D) The Swiss Guarantors shall use reasonable efforts to take and cause to be taken all and any other action, including the passing of any shareholders' resolutions to approve any Guarantee Payment under this Indenture, which may be required as a matter of Swiss mandatory law or standard business practice as existing at the time it is required to make a Guarantee Payment under this Indenture in order to allow for a prompt payment of the Guarantee Payment or Available Amount, as applicable.

                                                                      Schedule A

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE 1.      DEFINITIONS AND INCORPORATION BY REFERENCE..................................    1

      Section 1.01.    Definitions..........................................................    1

      Section 1.02.    Other Definitions....................................................   27

      Section 1.03.    Incorporation by Reference of Trust Indenture Act....................   28

      Section 1.04.    Rules of Construction................................................   29

ARTICLE 2.      THE NOTES...................................................................   29

      Section 2.01.    Form and Dating......................................................   29

      Section 2.02.    Execution and Authentication.........................................   30

      Section 2.03.    Registrar and Paying Agent...........................................   31

      Section 2.04.    Paying Agent to Hold Money in Trust..................................   31

      Section 2.05.    Holder Lists.........................................................   31

      Section 2.06.    Transfer and Exchange................................................   32

      Section 2.07.    Replacement Notes....................................................   42

      Section 2.08.    Outstanding Notes....................................................   43

      Section 2.09.    Treasury Notes.......................................................   43

      Section 2.10.    Temporary Notes......................................................   43

      Section 2.11.    Cancellation.........................................................   43

      Section 2.12.    Payment of Interest; Defaulted Interest..............................   44

      Section 2.13.    Special Interest.....................................................   44

      Section 2.14.    CUSIP or ISIN Numbers................................................   44

      Section 2.15.    Issuance of Additional Notes.........................................   44

      Section 2.16.    Record Date..........................................................   45

      Section 2.17.    Pro Rata Payments....................................................   45

ARTICLE 3.      REDEMPTION AND PREPAYMENT...................................................   45

      Section 3.01.      Notices to Trustee.................................................   45

      Section 3.02.      Selection of Notes to Be Redeemed..................................   45

      Section 3.03.      Notice of Redemption...............................................   46

      Section 3.04.      Effect of Notice of Redemption.....................................   46

      Section 3.05.      Deposit of Redemption Price........................................   46

      Section 3.06.      Notes Redeemed in Part.............................................   47

      Section 3.07.      Optional Redemption................................................   47

      Section 3.08.      Sinking Fund.......................................................   48

      Section 3.09.      Offer To Purchase Procedures.......................................   48

ARTICLE 4.      COVENANTS...................................................................   50

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                              PAGE
      Section 4.01.    Payment of Notes.....................................................   50

      Section 4.02.    Maintenance of Office or Agency......................................   51

      Section 4.03.    Reports..............................................................   51

      Section 4.04.    Compliance Certificate...............................................   52

      Section 4.05.    Taxes................................................................   52

      Section 4.06.    Stay, Extension and Usury Laws.......................................   52

      Section 4.07.    Corporate Existence..................................................   52

      Section 4.08.    Payments for Consent.................................................   53

      Section 4.09.    Limitation on Debt...................................................   53

      Section 4.10.    Limitation on Restricted Payments....................................   55

      Section 4.11.    Limitation on Liens..................................................   57

      Section 4.12.    Limitation on Asset Sales............................................   57

      Section 4.13.    Limitation on Restrictions on Distributions from Restricted
                       Subsidiaries.........................................................   59

      Section 4.14.    Limitation on Transactions with Affiliates...........................   61

      Section 4.15.    Limitation on Sale and Leaseback Transactions........................   62

      Section 4.16.    Designation of Restricted and Unrestricted Subsidiaries..............   63

      Section 4.17.    Change of Control Offer..............................................   64

      Section 4.18.    Future Subsidiary Guarantors.........................................   65

      Section 4.19.    Additional Amounts...................................................   65

      Section 4.20.    Covenant Termination and Suspension..................................   66

ARTICLE 5.      SUCCESSORS..................................................................   67

      Section 5.01.    Merger, Consolidation and Sale of Property...........................   67

      Section 5.02.    Successor Corporation Substituted....................................   69

ARTICLE 6.      DEFAULTS AND REMEDIES.......................................................   69

      Section 6.01.    Events of Default....................................................   69

      Section 6.02.    Acceleration.........................................................   71

      Section 6.03.    Other Remedies.......................................................   72

      Section 6.04.    Waiver of Defaults...................................................   72

      Section 6.05.    Control by Majority..................................................   72

      Section 6.06.    Limitation on Suits..................................................   73

      Section 6.07.    Rights of Holders to Receive Payment.................................   73

      Section 6.08.    Collection Suit by Trustee...........................................   73

      Section 6.09.    Trustee May File Proofs of Claim.....................................   73

      Section 6.10.    Priorities...........................................................   74

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                                   (CONTINUED)

                                                                                              PAGE
      Section 6.11.    Undertaking for Costs................................................   74

ARTICLE 7.      TRUSTEE.....................................................................   74

      Section 7.01.    Duties of Trustee....................................................   74

      Section 7.02.    Rights of Trustee....................................................   75

      Section 7.03.    Individual Rights of Trustee.........................................   76

      Section 7.04.    Trustee's Disclaimer.................................................   76

      Section 7.05.    Notice of Defaults...................................................   76

      Section 7.06.    Reports by Trustee to Holders........................................   77

      Section 7.07.    Compensation and Indemnity...........................................   77

      Section 7.08.    Replacement of Trustee...............................................   78

      Section 7.09.    Successor Trustee by Merger, etc.....................................   79

      Section 7.10.    Eligibility; Disqualification........................................   79

      Section 7.11.    Preferential Collection of Claims Against Company....................   79

ARTICLE 8.      LEGAL DEFEASANCE AND COVENANT DEFEASANCE....................................   79

      Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.............   79

      Section 8.02.    Legal Defeasance and Discharge.......................................   79

      Section 8.03.    Covenant Defeasance..................................................   80

      Section 8.04.    Conditions to Legal or Covenant Defeasance...........................   80

      Section 8.05.    Deposited Cash and U.S. Government Obligations to be Held in Trust;
                       Other Miscellaneous Provisions.......................................   81

      Section 8.06.    Repayment to Company.................................................   82

      Section 8.07.    Reinstatement........................................................   82

ARTICLE 9.      AMENDMENT, SUPPLEMENT AND WAIVER............................................   82

      Section 9.01.    Without Consent of Holders of Notes..................................   82

      Section 9.02.    With Consent of Holders of Notes.....................................   83

      Section 9.03.    Compliance with Trust Indenture Act..................................   85

      Section 9.04.    Revocation and Effect of Consents....................................   85

      Section 9.05.    Notation on or Exchange of Notes.....................................   85

      Section 9.06.    Trustee to Sign Amendments, etc......................................   85

ARTICLE 10.     GUARANTEES..................................................................   85

      Section 10.01.   Guarantee............................................................   85

      Section 10.02.   Limitation on Subsidiary Guarantor Liability.........................   87

      Section 10.03.   Execution and Delivery of Subsidiary Guaranty........................   87

      Section 10.04.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms........   88

      Section 10.05.   Releases Following Merger, Consolidation or Sale of Assets, Etc......   89

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
      Section 10.06.   Registration.........................................................   89

ARTICLE 11.     SATISFACTION AND DISCHARGE..................................................   89

     Section 11.01.    Satisfaction and Discharge...........................................   89

     Section 11.02.    Deposited Cash and U.S. Government Obligations to be Held in Trust;
                       Other Miscellaneous Provisions.......................................   90

     Section 11.03.    Repayment to Company.................................................   90

ARTICLE 12.     MISCELLANEOUS...............................................................   91

      Section 12.01.   Trust Indenture Act Controls.........................................   91

      Section 12.02.   Notices..............................................................   91

      Section 12.03.   Communication by Holders of Notes with Other Holders of Notes........   92

      Section 12.04.   Certificate and Opinion as to Conditions Precedent...................   92

      Section 12.05.   Statements Required in Certificate or Opinion........................   92

      Section 12.06.   Rules by Trustee and Agents..........................................   92

      Section 12.07.   No Personal Liability of Directors, Officers, Employees and
                       Stockholders.........................................................   93

      Section 12.08.   Governing Law........................................................   93

      Section 12.09.   No Adverse Interpretation of Other Agreements........................   93

      Section 12.10.   Successors...........................................................   93

      Section 12.11.   Severability.........................................................   93

      Section 12.12.   Consent to Jurisdiction and Service of Process.......................   93

      Section 12.13.   Foreign Currency Equivalents.........................................   94

      Section 12.14.   Conversion of Currency...............................................   94

      Section 12.15.   Documents in English.................................................   95

      Section 12.16.   Counterpart Originals................................................   95

      Section 12.17.   Table of Contents, Headings, etc.....................................   95

      Section 12.18.   Qualification of this Indenture......................................   95

                                TABLE OF CONTENTS

                                                                            PAGE

                              CROSS-REFERENCE TABLE

  TIA SECTION
  REFERENCE
                                      INDENTURE
                                      SECTION
                                      ---------
310(a)(1)........................        7.10
(a)(2)...........................        7.10
(a)(3)...........................        N.A.
(a)(4)...........................        N.A.
(a)(5)...........................        7.10
(b)..............................        7.08, 7.10
(c)..............................        N.A.
311(a)...........................        7.11
(b)..............................        7.11
(c)..............................        N.A.
312(a)...........................        2.08
(b)..............................        12.03
(c)..............................        12.03
313(a)...........................        7.06
(b)(1)...........................        N.A.
(b)(2)...........................        7.06, 7.07
(c)..............................        7.06, 12.02
(d)..............................        7.06
314(a)...........................        4.03, 4.04, 12.02
(b)..............................        N.A.
(c)(1)...........................        12.04
(c)(2)...........................        12.04
(c)(3)...........................        N.A.
(d)..............................        N.A.
(e)..............................        12.05
315(a)...........................        7.01
(b)..............................        7.05, 12.02
(c)..............................        7.01
(d)..............................        7.01
(e)..............................        6.11
316(a) (last sentence)...........        2.12
(a)(1)(A)........................        6.05
(a)(1)(B)........................        6.04
(a)(2)...........................        N.A.
(b)..............................        6.07
317(a)(1)........................        6.08
(a)(2)...........................        6.09
(b)..............................        2.07
318(a)...........................        12.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.